EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact:  Mark B. Cox
          Executive Vice President, Treasurer, & Chief Financial Officer Giant Industries, Inc.
          (480) 585-8888

FOR IMMEDIATE RELEASE

March 14, 2005

          GIANT INDUSTRIES, INC. ANNOUNCES 2004 OPERATING RESULTS


Scottsdale, Arizona, March 14, 2005 - Giant Industries, Inc. [NYSE: GI] announced today full year 2004 net earnings of $16.2 million or $1.42 per diluted share versus net earnings of $11.2 million or $1.27 per diluted share in 2003. For the fourth quarter 2004, net earnings were $729,000 or $0.06 per diluted share compared to net earnings of $1.6 million or $0.18 per diluted share for the fourth quarter of 2003.

Fred Holliger, Giant's Chief Executive Officer, commented, "This past year was a very good year for Giant as we continued to make significant progress in both earnings growth and the improvement of our balance sheet. Earnings in our Refining and Phoenix Fuel strategic business units improved over the prior year and the recent quarter was Giant's eighth consecutive quarter with positive earnings. In our Refining operations, stronger margins, both on the East Coast and in the Four Corners region, contributed significantly to the improved bottom line in 2004 as operating income from continuing operations was up approximately $19.7 million over the prior year level. Phoenix Fuel continued to grow both wholesale and cardlock fuel volumes and achieved an improvement of approximately $2.0 million in its operating income from continuing operations over the 2003 level. Lastly, I am pleased that our Retail operations continued to achieve growth in both merchandise and fuel sales on a comparable store basis even though operating earnings were lower than the prior year due to lower fuel and merchandise margins."

"Fourth quarter 2004 results were positively impacted by, among other things, lower interest expense and the impact of insurance and tax settlement recoveries. Earnings were negatively impacted by, among other things, lower refining margins in the fourth quarter in comparison to the first nine months of 2004, and lower throughput volumes at the Yorktown refinery due to the delayed completion of the upgrades at the refinery in order to process additional higher acid crude oil and unrelated operating problems with two units that were resolved by early January."

"As to our balance sheet, it is greatly improved from the prior year level as we reduced our outstanding debt from $367 million at the end of 2003 to $293 million at the end of 2004. This debt reduction, coupled with our strong earnings and proceeds from the equity offering completed earlier in 2004, improved our debt-to-total capitalization ratio to 58% at year-end versus 72% at the end of 2003. While we are very pleased with the significant progress achieved during 2004, we want to reaffirm to our shareholders our continuing commitment to further strengthening our overall financial condition."

Holliger continued, "In addition to our financial results, 2004 was notable for the steps taken to achieve our long-term goal for improving our competitive position at the Yorktown refinery. To that end, we have completed the upgrades that will allow us to process additional higher acid crude oil supplied under our long-term agreement with Statoil. We are currently processing approximately 40,000 barrels per day of that crude oil. We continue to believe this opportunity is a significant long-term strategic improvement for our company, and we also believe that the economic benefit from processing additional higher acid crude oil is exceeding our original expectations."

Commenting on first quarter operations, Holliger said, "We believe that our current refining fundamentals are strong, although not as robust as the same time last year. Phoenix Fuel continues to provide consistent cash flow and growth in the markets that it serves, with increased gross margins as compared to the same time last year. Our Retail operations are continuing to experience growth in both merchandise and fuel sales on a comparable store basis. Recently, fuel margins within our Retail operations have contracted primarily due to increases in the cost of fuel; however merchandise margins have rebounded from their lower 2004 level."

Giant's senior management will hold a conference call at 1:00 p.m. EST (11:00 a.m. MST) on March 15, 2005 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the risk that current refining margins will not continue, demand for finished products will not continue to grow, growth experienced by Phoenix Fuel and our retail division will not continue, retail fuel margins will continue to contract and negatively affect earnings, retail merchandise margins will not continue to improve, we will not be able to further strengthen our overall financial condition, upgrades at our Yorktown refinery will not achieve our projected results, anticipated benefits from the use of higher acid crude oil will not be realized, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.

                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (Unaudited)

                                                          (In thousands except shares and per share data)
---------------------------------------------------------------------------------------------------------
                                                           Three Months Ended       Twelve Months Ended
                                                              December 31,              December 31,
---------------------------------------------------------------------------------------------------------
                                                            2004        2003         2004         2003
---------------------------------------------------------------------------------------------------------
Net revenues                                             $  674,309  $  448,956   $2,512,005   $1,809,662
Cost of products sold (excluding
  depreciation and amortization)                            603,414     375,717    2,186,426    1,512,306
---------------------------------------------------------------------------------------------------------
Gross margin                                                 70,895      73,239      325,579      297,356
Operating expenses                                           45,953      43,142      175,957      164,240
Depreciation and amortization                                 9,769       9,111       37,129       36,887
Selling, general and administrative expenses                  9,472       8,197       37,834       30,617
Net loss on disposal/write-down of assets                       488         523          161        1,837
Gain from insurance settlement due to fire incident          (2,949)          -       (3,907)           -
---------------------------------------------------------------------------------------------------------
Operating income                                              8,162      12,266       78,405       63,775
Interest expense                                             (7,685)     (9,297)     (32,907)     (38,993)
Costs associated with early debt extinguishment                 311           -      (10,564)           -
Amortization/write-off of financing costs                      (514)     (1,105)      (8,341)      (4,696)
Interest income                                                 216          65          354          162
---------------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations
  before income taxes                                           490       1,929       26,947       20,248
Provision (benefit) for income taxes                           (253)        468       10,655        7,936
---------------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations before
  cumulative effect of change in accounting principle           743       1,461       16,292       12,312
Discontinued operations, net of income tax (benefit)
  provision of $(9), $96, $(44) and $(242)                      (14)        156          (71)        (389)
Cumulative effect of change in accounting principle,
  net of income tax benefit of $468                               -           -            -         (704)
---------------------------------------------------------------------------------------------------------
Net earnings (loss)                                      $      729  $    1,617   $   16,221   $   11,219
=========================================================================================================
Earnings (loss) per common share:
  Basic
    Continuing operations                                $     0.06  $     0.17   $     1.47   $     1.41
    Discontinued operations                                       -        0.01        (0.01)       (0.05)
    Cumulative effect of change in accounting
      principle                                                   -           -            -        (0.08)
---------------------------------------------------------------------------------------------------------
                                                         $     0.06  $     0.18   $     1.46   $     1.28
=========================================================================================================
  Assuming dilution
    Continuing operations                                $     0.06  $     0.17   $     1.43   $     1.40
    Discontinued operations                                       -        0.01        (0.01)       (0.05)
    Cumulative effect of change in accounting
      principle                                                   -           -            -        (0.08)
---------------------------------------------------------------------------------------------------------
                                                         $     0.06  $     0.18   $     1.42   $     1.27
=========================================================================================================
Weighted average number of shares outstanding:
  Basic                                                  12,330,646   8,785,555   11,104,938    8,731,672
  Assuming dilution                                      12,535,479   8,954,352   11,358,298    8,830,364
=========================================================================================================

                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Unaudited)

                                                              (In thousands)
-----------------------------------------------------------------------------------------
                                                  December 31, 2004     December 31, 2003
-----------------------------------------------------------------------------------------
Assets
Current assets                                        $  232,005          $  251,702
-----------------------------------------------------------------------------------------
Property, plant and equipment                            671,851             628,718
  Less accumulated depreciation and amortization        (265,475)           (235,539)
-----------------------------------------------------------------------------------------
                                                         406,376             393,179
Other assets                                              64,025              54,773
-----------------------------------------------------------------------------------------
Total Assets                                          $  702,406          $  699,654
=========================================================================================
Liabilities and Stockholders' Equity
Current liabilities                                   $  128,833          $  154,408
Long-term debt, net of current portion                   292,759             355,601
Deferred income taxes                                     41,039              28,039
Other liabilities                                         23,336              22,170
Stockholders' equity                                     216,439             139,436
-----------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity            $  702,406          $  699,654
=========================================================================================

Certain reclassifications have been made to the year 2003 financial statements to conform to classifications used in 2004. These reclassifications had no effect on reported earnings or stockholders' equity.

                                      OPERATING STATISTICS

                                         4 Qtr. 2004  3 Qtr. 2004  2 Qtr. 2004  1 Qtr. 2004  4 Qtr. 2003
--------------------------------------------------------------------------------------------------------
Refining
--------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)              29,088       29,271       26,463       28,280       29,992
Refinery Sourced Sales Barrels (BPD)        28,198       28,412       25,175       27,615       27,489
Avg. Crude Oil Costs ($/Bbl)              $  47.18     $  40.99     $  35.97     $  32.61     $  29.24
Refining Margins ($/Bbl)                  $   7.36     $   8.14     $  12.44     $   8.35     $   8.07
Retail Fuel Volumes Sold as a % of
  Four Corners Refinery's Sourced
  Sales Barrels                                 37%          38%          40%          36%          37%
Yorktown Operations:
Crude Oil/NGL Throughput (BPD)              52,941       53,991       67,639       61,200       61,540
Refinery Sourced Sales Barrels (BPD)        56,854       53,585       69,862       63,824       59,307
Avg. Crude Oil Costs ($/Bbl)              $  44.55     $  38.43     $  35.53     $  32.68     $  29.47
Refining Margins ($/Bbl)                  $   4.56     $   6.01     $   6.20     $   5.55     $   4.47

Retail(1)
---------
Fuel Gallons Sold (000's)                   40,253       41,244       38,439       37,681       38,782
Fuel Margins ($/gal)                      $   0.17     $   0.18     $   0.21     $   0.16     $   0.19
Merchandise Sales ($ in 000's)            $ 32,635     $ 36,214     $ 34,541     $ 30,844     $ 32,148
Merchandise Margins                             26%          20%          24%          27%          28%
Number of Operating Units at
  End of Period                                124          125          125          127          127

Phoenix Fuel
------------
Fuel Gallons Sold (000's)                  116,569      119,253      124,342      112,844      111,110
Fuel Margins ($/gal)                      $   0.06     $   0.05     $   0.06     $   0.05     $   0.06
Lubricant Sales ($ in 000's)              $  7,962     $  7,933     $  7,827     $  6,875     $  6,508
Lubricant Margins                               13%          13%          13%          13%          14%
--------------------------------------------------------------------------------------------------------

Operating Income (Loss) (before
corporate allocations) (in 000's)
---------------------------------
Refining - Four Corners Operations        $  2,899     $  8,150     $ 13,704     $  6,161     $  6,445
         - Yorktown Operations               4,854       11,652       21,811       14,435        5,988
Retail(1)                                    1,658        1,428        2,614          988        2,582
Phoenix Fuel                                 3,194        2,216        2,963        2,113        2,492
Corporate                                   (6,922)      (6,879)      (7,256)      (5,268)      (4,891)
Net gain (loss) on disposal/write-down
  of assets(1)                               2,455        1,883         (549)         (14)         (96)
--------------------------------------------------------------------------------------------------------
Total(1)                                  $  8,138     $ 18,450     $ 33,287     $ 18,415     $ 12,520
========================================================================================================

Capital Expenditures (in 000's)(3)
----------------------------------
Refining - Four Corners Operations(2)     $  1,302     $  5,915     $ 15,637     $    744     $  4,052
         - Yorktown Operations              12,635       10,523        1,981        1,872          448
Retail                                       4,220          919          438          258        1,458
Phoenix Fuel                                   414          500          465          328          229
Corporate                                      259          135          115           11          102
--------------------------------------------------------------------------------------------------------
Total                                     $ 18,830     $ 17,992     $ 18,636     $  3,213     $  6,289
========================================================================================================

(1) Includes discontinued operations.
(2) Includes payments related to the Ciniza fire incident.
(3) Excludes Yorktown refinery acquisition contingent payments.

                                Selected Financial Data

                                             December 31, 2004     December 31, 2003
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Working Capital (In Thousands)                       $103,172            $ 97,294
Current Ratio                                          1.80:1              1.63:1
Long-Term Debt As A Percent of Total Capital (4)         57.5%               71.8%
Net Debt As A Percent of Total Capital (5)               55.4%               70.2%
Book Value Per Share (6)                             $  17.55            $  15.87
Net cash provided by operating activities            $ 76,514            $ 62,349
-------------------------------------------------------------------------------------

(4) Long-term debt represents long-term debt, net of current portion. Total capital represents long-term debt, net of current portion, plus total stockholders' equity.
(5) Net debt represents long-term debt, net of current portion, less cash and cash equivalents. Total capital represents long-term debt, net of current portion, less cash and cash equivalents plus total stockholders' equity.
(6) Book value per share represents total stockholders' equity divided by number of common shares outstanding.



        Share Price Data  (NYSE: GI)

                    High      Low    Close
-------------------------------------------
2004 4th Quarter   $28.98   $22.00   $26.51
2004 3rd Quarter   $27.25   $20.29   $24.30
2004 2nd Quarter   $22.16   $15.37   $22.00
2004 1st Quarter   $25.44   $11.71   $20.70
2003 4th Quarter   $12.73   $ 7.10   $11.98